UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
January 1, 2009
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement
          This Item 1.01 incorporates by reference the disclosures in Item 5.02 of this Current Report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Departure of Officers. As part of a realignment of Company management, James H. Kauffman, the Company’s Executive Vice President – Corporate Development, and Michael D. Gaston, the Company’s Executive Vice President – Corporate Development, both of whom are named executive officers of the Company, accepted early retirement and left the employment of the Company on January 16, 2009.
     Mr. Kauffman and the Company have executed a Retirement and Separation of Employment Letter Agreement dated January 16, 2009. Under this letter agreement, Mr. Kauffman will continue to receive a salary through June 30, 2010, the aggregate gross amount of which will be $487,772.88 (before applicable deductions). In February of 2009 he will also receive a lump sum of $25,769.23 (before applicable deductions) to cover vacation pay. Mr. Kauffman will also receive a lump-sum payment in the total gross amount of $511,203.58 (before applicable deductions) during the third quarter of 2009, and continuing health coverage through June 30, 2010. Mr. Kauffman is entitled to receive any 2008 short-term incentive pay and any Supplemental Executive Retirement Plan contribution related to the 2008 calendar year, at the time, and to the extent, other executives of the Company receive any such payments if the Board elects to award the same at its regularly scheduled meeting on January 28, 2009. The letter agreement also includes nondisclosure, nonsolicitation and noncompete provisions that continue through July 16, 2010, and a waiver and release of the Company and its affiliates from certain claims. In addition, the letter agreement eliminates provisions in Mr. Kauffman’s 2000, 2002 and 2003 Nonqualified Stock Option Agreements with the Company relating to the expiration of such option agreements within a specified time frame following termination of his employment, however, the options will only continue in effect until the expiration date for such options set forth in the applicable agreements in the same manner as if Mr. Kauffman had remained with the Company through such dates. The letter agreement also provides Mr. Kauffman a seven day period within which to revoke the letter agreement; this revocation period ends January 29, 2009. This description is a summary of the terms of the proposed letter agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2008, provided the letter agreement has not been revoked.
     Mr. Gaston and the Company have executed a Retirement and Separation of Employment Letter Agreement dated January 16, 2009. Under this letter agreement Mr. Gaston will continue to receive a salary through June 30, 2010, the aggregate gross amount of which will be $397,498.50 (before applicable deductions). In February of 2009 he will also receive a lump sum of $21,000.00 (before applicable deductions) to cover vacation pay. Mr. Gaston will also receive a lump-sum payment in the total gross amount of $393,023.29 (before applicable deductions) during the third quarter of 2009, and continuing health coverage through June 30, 2010. Mr. Gaston is entitled to receive any 2008 short-term incentive pay and any Supplemental Executive Retirement Plan contribution related to the 2008 calendar year, at the time, and to the extent, other executives of the Company receive any such payments if the Board elects to award the same at its regularly scheduled meeting on January 28, 2009. The letter agreement also includes nondisclosure, nonsolicitation and noncompete provisions that continue through July 16, 2010, and a waiver and release of the Company and its affiliates from certain claims. The letter agreement also provides Mr. Gaston a seven day period within which to revoke the letter agreement; this revocation period ends January 28, 2009. This description is a summary of the terms of the letter agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2008, provided the letter agreement has not been revoked.

     Additionally, in connection with the Company’s realignment of management, John D. McDorman, the Company’s President – Shared Services Division, and Robert D. Brockman, the Company’s Executive Vice President – Administrative Services, also accepted early retirement and left the employment of the Company on January 16, 2009. In connection with these departures, the Company’s Shared Services Division has been dissolved and the management responsibilities for the Company’s IT and administrative functions formerly a part of the Shared Services Division have been absorbed in other areas of the Company.
     Severance Pay Plan For Executives. On December 31, 2008, the Company adopted the Cash America International, Inc. Severance Pay Plan for Executives (the “Severance Plan”).  The Severance Plan became effective on January 1, 2009. The Severance Plan is administered as part of the Cash America International, Inc. Group Benefit Plan by the Plan Administrator (as defined in the Severance Plan).  The Severance Plan covers all executive officers of the Company except for the Company’s Chief Executive Officer whose severance benefits are governed by his Executive Employment Agreement with the Company dated May 1, 2008.
     Under the Severance Plan, if an eligible executive officer’s employment is terminated by the Company due to restructuring, job elimination, or other circumstances not “for cause” (as further described in the Severance Plan) the eligible executive officer will be entitled to a certain number of months of pay continuation, based on the officer’s level and tenure with the Company. Severance pay defined under the Severance Plan includes (1) a cash payment equal to the value of any accrued but unused vacation time (“Vacation Pay”), and (2) a specific number of months of base salary pay continuation that is dependent upon the officer’s position with the Company and such officer’s number of years of employment (rounded up) with the Company (“Severance Pay”). Conditions to the receipt of any Severance Pay or continuation of benefits (as described below) (the “Conditions”) are (1) the signing of the Company’s written severance agreement containing any terms specified by the Company (including, but not limited to, a release of certain claims and certain non-competition, non-solicitation and confidentiality covenants), and (2) the expiration of the 7-day period for revocation applicable to age-based claims. The Vacation Pay is to be paid in a lump sum on the 30th day after the last day worked assuming the Conditions are satisfied. After the Conditions are satisfied, the Severance Pay is to be paid in substantially equal installments as salary continuation for the period beginning on the first available pay period after the last day worked and the Conditions have been satisfied and ending upon the expiration of the applicable number of months for pay continuation set forth in the Severance Plan. Such period is referred to as the Severance Period in the Severance Plan.
     The Severance Plan also provides that during the Severance Period, the eligible executive officer will be entitled to continue to participate, under COBRA, in the Company’s health, vision and dental plans (but not life insurance and disability coverage plans). In connection therewith, the Company will reimburse the portion of the premium for group health plan coverage that is in excess of what similarly-situated active employees would pay for similar coverage under the Company’s plans during the Severance Period. The amount of each month’s reduced premium may be deducted from the Severance Pay during the Severance Period. For executive officers of the Company covered by the Severance Plan, their respective Executive Change-In-Control Severance Agreement, and not the Severance Plan, will govern a severance resulting from a change-in-control.
     The foregoing summary is qualified in its entirety by reference to the Cash America International, Inc. Severance Pay Plan For Executives filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
          On January 20, 2009, the Company announced that it expects fourth quarter 2008 net income to be below net income for the same period in the prior year. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Cash America International, Inc. Severance Pay Plan For Executives.

99.1	Press release dated January 20, 2009 issued by Cash America International, Inc.
Statement Regarding Forward Looking Information
     This report contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate any newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: January 22, 2009	By:	/s/ J. Curtis Linscott
J. Curtis Linscott, Executive Vice President,
General Counsel and Secretary